HII Technologies, Inc. Announces Preliminary Revenues for Second Quarter 2014 of $6.5 Million; an Increase of 101% Y-O-Y

Preliminary 1H 2014 revenues were $14 Million, representing an increase of 140%

HOUSTON, TX (July 21, 2014) -- HII Technologies, Inc. (OTCQB: HIIT) (“HII Technologies” or the "Company"), today announced that its preliminary unaudited results for consolidated revenues from operations for the quarter ended June 30, 2014 exceeded $6.5 million.

On a consolidated basis, the Company’s revenues for the quarter ended June 30, 2014 exceeded $6.5 million, an increase of over 101% compared to the second quarter 2013 consolidated revenues of approximately $3.2 million.  Further, the Company’s preliminary six months revenues ended June 30, 2014 were approximately $14 million or a 140% increase from the comparable period in 2013.

“Currently, the Company is on track for its full year revenue guidance previously announced of $32.5 million for 2014,” stated Matthew Flemming, CEO of HII Technologies. “The market for frac water management services as well as safety services and oilfield power rentals continues to grow. According to a recent rig count report, Texas and Oklahoma have approximately 61% of the United States domestic rigs operating within those states creating significant activity in our geographic operations for our Water, Safety and Power divisions.”

The Company anticipates filing its Quarterly Report on Form 10-Q for the period ended June 30, 2014 and announcing earnings and related financial results for the period by August 15, 2014.

About HII Technologies, Inc.

HII Technologies, Inc. (OTCQB: HIIT) is a Houston, Texas based oilfield services company with operations in Texas, Oklahoma, Ohio and West Virginia. By focusing on the Water, Power and Safety oilfield segments, the Company is positioned to take advantage of the anticipated, significant growth in horizontal drilling and hydraulic fracturing within the United States' active shale and unconventional "tight oil" plays. The Company's frac water management segment has two subsidiaries, AES Water Solutions and AquaTex, its onsite oilfield contract safety consultancy does business as AES Safety Services, and its mobile oilfield power subsidiary operates as South Texas Power (STP). HII Technologies' objective is to bring proven technologies to these operating divisions to build a long-term competitive advantage. Read more at www.HIITinc.com, www.AESWaterSolutions.com, www.AquaTexUSA.com, www.AESSafetyServices.com and www.Oilfield-Generators.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on HII's current expectations, estimates and projections about HII, its industry, its management's beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future

operational and activity expectations, international growth, and anticipated financial performance in 2014.   No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these "forward-looking statements" are identified by words such as "expects," "believes," "anticipates" and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to:  risks that HII will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that HII's expectations regarding future acquisitions, activity levels, customer demand, and pricing stability may not materialize (whether for HII as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in HII's businesses, or could further deteriorate or worsen from  the recent market declines, and/or that HII could experience further unexpected declines in activity and demand for its hydraulic frac related water transfer business, its safety consultancy business or its generator and related equipment rental service businesses; risks relating to HII's ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks that HII may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into HII's operations; risks, in responding to changing or declining market conditions, that HII may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in HII's businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that HII may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting HII's ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of HII's control, HII's actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect HII's business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, HII also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that HII files periodically with the Securities and Exchange Commission.

Investor Relations Contact

Derek Gradwell

MZ Group

SVP, Natural Resources

Phone: 512-270-6990

Email: dgradwell@mzgroup.us

Web: www.mzgroup.us